Exhibit 10.4

Huizhou Kimree Technology Co., Ltd. Purchase Agreement

Part 1 Purchase Management

Part 2 Quality Maintenance

Part 3 Disposal of Spoiled Materials

Party A: Huizhou Kimree Technology Co., Ltd. (Official seal or dedicated seal)		Party B: Huizhou Everpower Technology Co., Ltd. (Official seal or dedicated seal)
/s/ seal
Business License No.		Business License No.
Agent:	/s/ Authorized Signatory	Agent:
Approval:		Approval:

Address: Level 3-4, Building A, Xianhuadehui Industrial Park, Area 50, Zhongkai Hi-Tech Zone, Huizhou, Guangdong, China

Tel: (0752) 5750288 Fax: (0752) 5750289 (8066)

Part 1 Purchase Management

To define the rights and obligations of respective parties and in the spirit of mutual benefit and friendly cooperation, the two parties enter into this Agreement.

I. Definition of “purchase” under this Agreement:

“Purchase” under this Agreement refers to the transaction under which Party A places a Purchase Order with Party B, Party B produces according to Party A’s processing drawings, technical indices, quality standards, acceptance standards and other requirements and delivers the goods to the place designated by Party A, and then Party A, after conducting acceptance inspection, pays Party B for the goods according to the unit price set out in the Purchase Order and the quantity of goods it actually receives.

II. Determination of unit purchase price

2.1                              Party B shall, in the spirit of honesty, provide a true cost analysis form and put forward reasonable profit requirements. On this basis, Party A and Party B shall determine the final unit purchase price.

2.2                              Party B shall promptly adjust the unit price for goods supplied to Party A according to the changes in the market prices of raw materials or changes in production techniques and other cost factors. In case of any price change, the Purchase Order placed before adjustment shall be executed as per the original price and the Purcahse Order placed after adjustment shall be executed as per the new price. If Party B offers a price lower than Party A’s other suppliers of the same type of raw materials, Party A shall have the obligation to give more orders to Party B; and if Party B offers a higher price, Party A shall have the right to reduce the orders to Party B and even cancel its supply qualifications.

2.3                              If Party A has any doubt about Party B’s cost analysis form, Party A shall have the right to conduct an on-the-spot investigation to learn about Party B’s cost structure, and Party B shall have the obligation to provide information about cost factors as reasonably required by Party A.

2.4                              Party A and Party B shall keep relevant cost information and unit transaction price in confidence and shall not disclose them to any third party for any reason (unless otherwise stipulated by the law).

III. Order confirmation

3.1.                                 Party A shall place orders with Party B mainly with the Purchase Order. After receiving the Purchase Order from Party A, Party B shall, within one workday, confirm the specification, quantity, unit price, delivery time, payment method, etc. relating to the goods as set out in the order and send it back to Party A after affixing of signatures and seals, which shall be deemed as the basis for the confirmation of the Purchase Order by the two parties.

3.2.                                 Cancellation or change of orders

3.2.1                          If the Purchase Order is cancelled or changed for reasons ascribable to Party A, Party A shall send a Changed Purchase Order to Party B by fax and call Party B to confirm whether Party B has received the changed order. Party B shall, within one workday after receiving the Changed Purchase Order from Party A, confirm the order and send it back to Party A after affixing of signatures and seals. Where Party B fails to send it back on time, Party A may deem that Party B has accepted the Changed Purchase Order.

3.2.2                          After receiving and confirming the Changed Purchase Order from Party A, Party B shall immediately stop production of the original order and give feedback of the actual quantity of goods produced to Party A within one workday. Party A shall only be responsible for purchasing the goods actually produced. If Party B falsely reports the quantity of goods produced, Party A shall have the right to refuse to purchase the goods actually produced by Party B, and Party B shall bear all the losses incurred to it; and Party B shall compensate Party A for all the losses (if any) incurred to Party A arising from false report of quantity.

3.3.                           Party B shall not prepare materials unless it has got the FORCAST signed by Party A’s purchase manager. If Party B fails to do so, thereby suffering losses, Party A shall not bear any liability. Unless permitted by Party A, Party B shall not use the materials prepared for other purposes.

IV. Delivery of goods

4.1                       The Purchase Period depends on the technique for producing the goods supplied by Party B to Party A. The Purchase Period agreed upon by and between Party A and Party B shall prevail. If Party B fails to fulfil its obligations to Party A within the specified period, Party A shall have the right to ask Party B for a penalty of at least RMB2,000/day (inclusive) for period extension. Please refer to Appendix 1 for the purchase period.

4.2                       Party B shall deliver the goods in due time as per the delivery date and place designated by Party A in the Purchase Order, with all the transportation fees to be borne by Party B. Party B shall provide spares for free as per 0.3‰ of the quantity in Party A’s order, so as to facilitate Party A’s inspection. If Party B fails to deliver goods as per the specified delivery time, it will receive a serious warning for the first time, a penalty of RMB5,000/day for the second time, and no order for the third time. After three times of failure to deliver in due time, its supply qualifications will be cancelled.

After receiving the order, Party B shall not refuse to arrange normal production for the order for any reason (except for force majeure), and shall be liable for all the losses (including direct and indirect losses) incurred to Party A arising therefrom, with the specific data subject to that provided by Party A.

4.3                       When delivering goods, Party B shall issue, according to the following requirements, an Acceptance Check Entry Sheet uniformly provided by Huizhou Kimree Technology Co., Ltd.

4.3.1                          The Acceptance Check Entry Sheet shall be uniformly printed and sold by us to various suppliers and the suppliers shall fill in legible block letters and shall not dislocate or alter the contents or specify the unit price and amount.

4.3.2                          Party B’s supplier code and Party A’s order number recorded in Party A’s order, Party A’s material code and material description, the quantity and unit of the goods delivered by Party B and signature (full name) of Party B’s deliveryman shall be filled in. The factors and quantity set out in the Acceptance Check Entry Sheet shall be consistent with the actual ones and indications.

4.3.3                          Materials with different order numbers shall not share the same Acceptance Check Entry Sheet, and several kinds of materials with the same order number may share the same Acceptance Check Entry Sheet (that is, one Acceptance Check Entry Sheet shall have only one order number).

4.3.4                          Party B shall prudently issue the Acceptance Check Entry Sheet for the same kind of materials with different order numbers, and first issue the Acceptance Check Entry Sheet for the orders first placed. The recovery of return orders to be inspected shall be handled separately. If Party B’s failure to issue Acceptance Check Entry Sheet in the aforesaid order causes data confusion to Party A, Party B shall pay a compensation of RMB200/time.

4.4  Packaging requirements

4.4.1                    Party B shall package materials in small, medium and outer packages as specified by Party A. Labels posted on the small, medium and outer packages of materials shall read clearly the purchase order number, material code, specification, model and quantity without signs of correction; and the packing boxes shall be intact.

4.4.2                    Party B shall package materials for Party A’s convenience for counting; there shall be only one packaging mantissa for one type of materials delivered at a time; and the packing boxes shall be KMK cartons (which can be recycled by Party B) as required by Party A. Party B may entrust Party A to purchase cartons for it if necessary, with expenses borne by Party B; where the packaging fails to meet Party A’s requirements, Party A shall have the right to refuse to accept goods and shall be free from any responsibility for all losses arising therefrom.

4.4.3                    Mixed packaging or freight shortage is not allowed. For freight shortage, Party A shall take delivery as per the quantity of materials actually received; Party B shall be fined 10 times of materials for three times or more of freight shortage; for a mixed package, Party A shall take delivery as per the material name marked on the label posted on the said package and the actual number counted of the said material; materials mixed shall be deemed as disqualified by Party A.

5. Settlement of payments

5.1                       Both parties agree that payments owed to Party B shall be made in the current month; the Statement of Account issued by Party B shall be audited by Party A’s financial department; and Party B shall provide corresponding collection vouchers. All of the said vouchers are required and they shall be consistent with each other.

5.2                       Where Party A fails to duly pay Party B for materials due to Party B’s failure to provide invoices and other settlement data in time, Party A is not obliged to take responsibility for delay of payment.

5.3                       If Party B changes its company name or changes or cancels its account, Party B shall settle all businesses and payments with Party A before the said circumstances occur. Where Party A fails to pay Party B payments for materials or other payments for such reasons ascribable to Party B, Party A shall not take any responsibility.

5.4                       In the event of any problem in the service, delivery time, quality, etc. on the part of Party B, Party A shall have the right to refuse or suspend payment until the said problem is settled through negotiation between the two parties.

5.5                       In the event of any compensation for breach of contract, compensation for poor quality and other compensations that shall be borne by Party B, Party A shall send a Claim Application to the Supplier to notify Party B; and such compensations shall be made by deduction of payments for materials or quality guarantee deposits or by telegraphic transfer, etc.

6.                              Integrity commitment and confidentiality obligation of the supplier

6.1                       Any member of Party B’s any institution shall not offer any form of banquets, money, properties, marketable securities, gifts, tours, loans and other material objects or services to relevant staff of Party A. If Party B violates the stipulation herein, Party A, upon verification, shall have the right to fine Party B not less than RMB100,000 and announce such violation in the company. What’s more, Party A may reduce its quantity and even terminate its partnership with Party B and pursue Party B for legal liabilities depending on the severity of the situation;

6.2                       Upon finding Party A’s relevant staff’s taking bribes, receiving benefit, etc., Party B shall provide evidence or report to Party A. If the reported bribery is verified, Party A shall offer a reward of RMB10,000-50,000 and promise to explore new areas of cooperation. Where Party B is forced to commit bribery in response to Party A’s relevant staff’s hint, Party A shall take action as specified in Clause 1 upon discovery.

6.3                       Party B shall excuse itself from Party A’s relevant staff’s personal requests such as borrowing cars, buying tickets, and recommending relatives and friends jobs. If Party A’s staff deliberately prevaricate, have bad manners, spite Party B’s staff or have other behaviours violating work ethics, Party B’s staff shall make a compliant call right away. Upon verification, Party A shall promise to eliminate its corruption behaviours and reward Party B’s whistleblower with RMB5,000-20,000.

6.4                       If the products supplied to Party A by Party B are under intellectual property protection, both parties shall sign an Intellectual Property Protection Agreement pursuant to relevant laws and regulations of the state; a Trademark License Contract is also required if licensing of trademark is involved. If the products supplied to Party A by Party B are involved in infringement or other illegalities, Party B shall bear all legal and economic liabilities arising therefrom.

6.5                       If Party B leaks data (drawings, moldmaking products, samples and customer data) gained from Party A to Party A’s competitors, Party A, upon verification, shall fine Party B not less than RMB100,000 and even terminate its partnership with Party B and pursue Party B for legal liabilities depending on the severity of the situation.

7.                              Liabilities for breach of this Agreement

7.1                       Party B shall confirm Party A’s Purchase Order by signing and sealing it and returning it to Party A within one workday; in case of failure to return it in time for special reasons, Party B may inform Party A in writing of the specific time for contract review and postpone the confirmation appropriately. If Party B delays confirmation of Purchase Order for no reason, resulting in Party A’s production plan being affected, Party A will charge Party B a compensation of RMB2,000 for each day delayed for each order; if Party B delays delivery of goods for twice successively in a month, Party A shall charge a compensation of RMB5,000 for the second delay; in case of delay for over four days (inclusive), Party A shall have the right to unilaterally cancel the order, and all losses incurred to Party B shall be borne by Party B. If Party B fails to deliver the goods on time due to force majeure, Party B may not bear liability for delayed delivery of goods, but it shall provide relevant proof of force majeure within three workdays. If Party B delivers goods in advance or delivers more goods than ordered without consent of Party A, Party A shall have the right to reject.

7.2                       Party A shall have ownership over all drawings, photographic films, molds, etc. provided to Party B, Party B shall not reveal, use or grant to a third party without written consent of Party A. In case of infringement, Party A may pursue Party B for liability in accordance with the Copyright Law of the People’s Republic of China and Patent Law of the People’s Republic of China and charge Party B a compensation for breach of this Agreement of RMB50,000.

7.3                       Party A and Party B shall keep relevant cost information and unit transaction price in confidence and shall not disclose them to any third party for any reason (unless otherwise stipulated by the law). If one party reveals information to any third party in violation of this Agreement resulting in losses to the other party, the defaulting party shall assume all reasonable losses of the other party.

7.4                       If Party A fails to make payment for the goods to Party B as agreed, after a one-month delay, it shall pay Party B a penalty of 1‰ of the total overdue payment for each day delayed.

7.5                       Party A shall take delivery of all the goods produced by Party B as ordered by Party A within three months. Otherwise, Party A shall pay Party B a penalty of 3% of the total remaining payment for the goods for each month overdue.

Part 2 Quality Maintenance

Party A and Party B shall strictly observe Technical Standard or Technology Agreement that the two parties signed (generally in the form of product specification), amendment to the Technical Standard that Party A is entitled to make based on the circumstances shall not affect the effectiveness of this Agreement; if problems or accidents due to poor quality occur resulting from Party B breaching this Agreement, Party B shall take full responsibility and compensate for losses of Party A with reference to relevant terms of this part.

1. Designation and quality control of Party B’s main raw materials

1.1 To ensure consistent and stable quality of components, Party B shall designate its matched raw material and provide relevant samples, and inspection & test reports.

1.2 Party B shall strictly inspect the key raw materials to be purchased, and shall establish a strict entrusted inspection system and quality archive for the materials that Party B is unable to inspect before purchase.

1.3 Party B shall strictly implement batch management on raw materials and strictly prohibit using expired raw materials.

1.4 Party B shall ask for Party A’s consent before it changes raw materials or raw material manufacturer and shall resupply relevant samples and inspection & test reports.

2. Control over Party B’s manufacturing process

2.1 Party B shall establish necessary quality control points for key processes so as to ensure consistent and stable product quality. Party B must get written consent of Party A before it changes key processes or suppliers during its bulk supply.

2.2 Party B shall prepare operation instruction for its production line and work out daily report for first pass yield, daily report for relevant inspections and relevant analytical and improvement report. Party B shall provide the said data reports when Party A deems it necessary.

2.3 Party A may send someone to Party B’s site for inspection and guidance when it believes it necessary; and Party B shall provide assistance.

3. Standard for goods supply of Party B

3.1 Party B shall, before delivery of goods, provide Party A with written information of the products to be supplied unsuitable for use or storage on certain conditions (if any).

Otherwise, it shall be deemed as quality problems of the products supplied by Party B where uninformed Party A uses or stores the products supplied by Party B by mistake resulting in quality problems.

3.2 Party B shall not have its products leave its factory before they pass the inspection, and shall attach ex-factory qualification test report for each batch of its products.

3.3 Party B shall mark on the outer box any change made by Party B as approved by Party A to functional parameters or improvement to defects of the products.

3.4 Labels stuck on packages (including minimum package) of Party B’s products must bear: material code, specifications and models and batch number.

3.5 Party B’s products which must be kept free from static electricity (such as SMD diode, triode, LED, LCD, and semi-finished PCB) shall be packaged in anti-static material with surface impedance of 106~1010 Ω.

3.6 Party B must silk-screen print relevant installation symbols on all devices. Where any component is too small for silk-screen printing, Party B must issue document formally explaining it in advance and get consent of Party A.

3.7 Party B must strictly implement batch management to ensure consistent and reliable product quality. The period of producing the same batch of products shall not exceed            months. In the meantime, Party B’s finished products shall not be stored more than          months in Party B’s warehouse; otherwise, the products must pass another inspection before it can be supplied to Party A.

3.8 Party B as an agent shall not change the brand of goods to be supplied without written consent of Party A; otherwise, Party B shall be responsible for all losses.

4. Party B must get Party A’s written consent in advance if it has goods produced by original equipment manufacturer (OEM).

4.1 Party B shall, upon receiving the quality problems fed back by Party A, arrive at Party A’s site to confirm the problems within 48 hours, and take effective corrective and remedial measures as soon as possible and provide Party A with written Corrective Action Report in time within the time limit promised.

5. Control on the acceptable quality level (AQL) of the goods supplied by Party B

5.1 The pass rate of the goods supplied by Party B shall reach the AQL value set by Party A. Party A’s inspection department shall, with reference to the said AQL value, conduct sampling inspections as per the general inspection level II and a single normal sampling plan specified in Sampling Procedures and Tables for Lot-by-lot Inspection by Attributes

(GB2828.1-2012).

Note: The latest version of GB/T2828 standard shall prevail.

5.2 The online project defect rate shall be <          PPM.

6. Control on the changes of the goods supplied by Party B

6.1 If Party B needs to change the production techniques, product parameters, raw materials, etc. during production, Party B shall notify Party A’s purchase department and quality department in writing in advance and shall, with the written consent of Party A, make relevant changes according to the certified use flows. Otherwise, Party B shall be liable for the losses arising therefrom.

6.2 Party B shall not modify the molds of the products supplied in batches before receiving the Notice of Mold Modification signed and confirmed by Party A’s purchaser.

7. Periodic tests and reliability monitoring on the goods supplied by Party B

7.1 Party B shall conduct periodic tests and reliability tests in strict compliance with relevant standards or technical requirements, and shall provide Party A with test reports semiannually.

7.2 Certification of Party B’s products: Party B shall provide Party A with relevant standard-compliant certification documents for its products as required by Party A.

8. Compensation and penalty relating to quality responsibility

8.1 Party B shall confirm with Party A within one workday after receiving the notice; or be deemed as having accepted Party A’s conclusion if no confirmation is made after one workday. Party B shall not use Party A’s conclusion of IQC inspection pass as a reason for its exemption from liability for the quality of goods supplied.

8.2 If the case is true to the fact and the conditions for compensation and penalty as specified in Clause 8.3 of this Agreement are met, and Party B, within one workday after receiving the written confirmation of compensation/penalty from Party A, fails to sign and send back or refuse to sign the confirmation without raising any written objection, Party A shall have the right to execute the compensation/penalty.

8.3 Detailed rules for compensation and penalty

SN	Quality problem	Compensation/penalty
8.3.1	Party A suffers losses due to the quality of the goods supplied by Party B.	1. Party B shall compensate Party A in full for all the economic losses arising therefrom. 2. Regarding any significant quality problem,

Party A shall have the right to suspend payment to Party B.

3. If Party A suffers serious quality complaints arising therefrom, Party B shall pay Party A a penalty of two to five times of Party A’s economic losses and of no less than RMB10,000.

4. Regarding any accident caused by the quality of the goods supplied by Party B, Party A shall have the right to further pursue Party B for legal liability.

8.3.2	The goods supplied by Party B involve potential safety hazards. For example, they may fail to meet requirements for environmental protection and may pose threats to consumers’ safety.

1. Party B shall compensate Party A in full for all the economic losses arising therefrom.

2. If any defective material is found during Incoming Quality Control (IQC), Party B shall be fined RMB1,000 for each batch.

3. Party B shall pay Party A a penalty of two to five times of Party A’s economic losses and of no less than RMB10,000.

3. Regarding any accident caused by the quality of the goods supplied by Party B, Party A shall have the right to further pursue Party B for legal liability.

8.3.3	The external cooperation factory consigned by Party A suffers losses due to the quality of goods supplied by Party B.

1. Party B shall compensate the external cooperation factory for all the economic losses.

2. Party B shall also make compensation and pay a penalty for the losses (if any) incurred to Party A arising therefrom pursuant to Item 8.3.1.

8.3.4

When inspecting the goods supplied by Party B according to the sampling standards, Party A finds the batch defective, that is, the quantity of defective products found in sampling inspection/total quantity of products sampled > 10%.

Party B shall be fined RMB500 for each batch.
8.3.5	Mixed materials are found in the goods supplied by Party B during inspection or use in production lines.

1. If a whole box of goods supplied by Party B involve mixed materials, Party B shall be fined at a ratio of 10:1 (i.e., penalty = unit price x quantity of mixed materials x 10). Note: The minimum and maximum penalties shall be RMB1,000 and RMB10,000, respectively.

2. If part of the goods delivered by Party B in a box involves mixed materials, Party B shall be fined at a ratio of 20:1 (i.e., penalty = unit price x quantity of mixed materials x 20); Note: The minimum and maximum penalties shall be RMB1,000 and RMB10,000, respectively.

8.3.6	The goods supplied by Party B fail to pass Party A’s inspection and Party A has to select some to use, or Party A finds the defect rate is beyond the AQL value in use and has to select some to use.

1. Party B shall bear the expenses for Party A’s selection as per RMB18/person/hour (RMB200 at least). Note: Party A will inform Party B of the latest calculation method in case of any increase in cost due to selection.

2. Regarding batch effectiveness, Party B shall also pay a penalty as per Item 8.3.4.

8.3.7	While Party B has taken countermeasures against the defects and has affirmed the validity of such countermeasures, quality problems are found again.

Party B shall be fined RMB2,000 for each batch supplied. If the same problem is found in the same kind of materials twice in a row, Party A shall have the right to reject inspection when Party B supplies such materials again.

8.3.8	Party B fails to provide written analysis and correction reports for any problem found in the quality of its goods supplied within the specified time.	Party B shall be fined RMB2,000 for each day delayed and shall make up the said reports to Party A.
8.3.9	Party B fails to provide periodic and reliability test reports in due time (as shown in the product specification verified by the two parties).	1. Party B shall be fined RMB2,000 each time and shall make up the said reports to Party A. 2. Party B shall compensate Party A for the expenses for tests and assays arising therefrom.
8.3.10

Without the prior consent of Party A, Party B makes changes to the factors related to the products that are confirmed by both parties, including but not limited to key production techniques, product parameters (including material formula), product structure, material composition, raw materials and suppliers of key auxiliary materials.

1. Party B shall be fined RMB20,000 each time.

2. Party B shall also make compensation and pay a penalty for the losses incurred to Party A arising therefrom pursuant to Item 8.3.1.

3. Party B shall compensate Party A for the expenses for tests and assays arising therefrom.

8.3.11	Without the written consent of Party A, Party B modifies the	1. Party B shall be fined not less than RMB5,000 each time.

	molds after Party A mass—produces relevant products. After modifying molds or making new molds, Party B directly supplies goods without sending new samples for inspection.	2. Party B shall also make compensation and pay a penalty for the losses (if any) incurred to Party A arising therefrom pursuant to Item 8.3.1.
8.3.12	Party B provides Party A with false certification documents or test reports, including but not limited to MSDS and ROHS, UL and CE of third parties.

1. Party A shall suspend all payments to Party B.

2. Party B shall be fined more than RMB10,000 each time.

3. Party B shall also make compensation and pay a penalty for the losses (if any) incurred to Party A arising therefrom pursuant to Item 8.3.1.

8.3.13	Party B (when as an agent) supplies other brands of goods without Party A’s permission.

1. Party B shall be fined more than RMB10,000 each time.

2. Party B shall also make compensation and pay a penalty for the losses (if any) incurred to Party A arising therefrom pursuant to Item 8.3.1.

3. Party B shall compensate Party A for the expenses for tests and assays arising therefrom.

8.3.14	Party B subcontracts the production of goods to be supplied to OEM without Party A’s written consent.

1. Party B shall be fined more than RMB10,000 each time.

2. Party B shall also make compensation and pay a penalty for the losses (if any) incurred to Party A arising therefrom pursuant to Item 8.3.1.

3. Party B shall compensate Party A  for the expenses for tests and assays arising therefrom.

8.3.15	Party B subcontracts processing of the goods to be supplied to Party A to a manufacturer without Party A’s written consent.

1. Party B shall be fined more than RMB10,000 each time.

2. Party B shall also make compensation and pay a penalty for the losses (if any) incurred to Party A arising therefrom pursuant to Item 8.3.1.

3. Party B shall compensate Party A  for the expenses for tests and assays arising therefrom.

8.3.16	Party B, being aware of its product defects or without improving the known defects, continues to deliver the defective goods without Party A’s consent.

1. Party B shall be fined RMB1,000 for the first time, RMB2,000 for the second, RMB4,000 for the third, and so on.

2. Party A’s IQC inspectors shall reject inspection of the materials supplied by Party B.

Part 3 Disposal of Spoiled Materials

1.1.    Disposal of batch of defective goods

Batch defective goods refer to batch spoiled goods that cannot be warehoused after Party A’s quality department inspects the goods delivered by Party B as substandard in batch. Party A shall return the whole batch of defective goods to Party B and impose the penalty on Party B according to relevant provisions of Quality Maintenance.

1.2.    Disposal of “defective incoming materials”:

“Defective incoming materials” refer to spoiled goods that are judged by Party A’s quality department during Party A’s production and confirmed by Party B as defective incoming materials from Party B after passing Party A’s inspection and entering warehouse. Party A shall return all the “defective incoming materials” to Party B. Payment for the materials returned shall be deducted from the payment made by Party B in the current month, and the unit price for the goods returned shall be the maximum unit price for the goods delivered by Party B in the current month (calendar month, same below), or in the event of no delivery made in the current month, shall be the maximum unit price for the goods delivered by Party B last month, and so on, until the month of delivery of goods. Transportation fees and all other fees arising from return of goods shall be fully borne by Party B.

1.3.    Disposal of “defective production goods”:

“Defective production goods” refer to spoiled goods arising from immature production technique or improper operation during Party A’s production. The two parties agree to dispose of the “defective production goods” as follows (the following information is mandatory and is not optional): to be disposed of by Party A at its own discretion.

1.4.    Disposal of “dull materials”

“Dull materials” refer to good materials that become unnecessary for Party A due to Party A’s change of its production plan. The two parties agree to dispose of the dull materials as follows (the following information is mandatory and is not optional): subject to negotiation between the two parties.

1.5.    Method of return of spoiled materials

1.5.1       Party B shall clear up its spoiled materials kept by Party A in Party A’s spoiled materials warehouse before each delivery of goods. If Party B’s delivery cycle or the interval of each delivery is too long and too many spoiled materials are backlogged in Party A’s warehouse, the purchasing staff of Party A will fax the inventory list of spoiled materials to Party B, and Party B shall, within three workdays after its receipt of the fax, complete formalities of return of outsourced goods at Party A’s spoiled materials warehouse and clear up its spoiled materials in Party A’s stock. If Party B fails to do as aforesaid within three workdays after its receipt of the fax, Party A shall have the right to unilaterally complete the return of Party B’s spoiled materials, with the physical spoiled materials to be disposed of by Party A and relevant liabilities and losses to be wholly borne by Party B.

1.5.2 If Party B cannot dispose of the spoiled materials kept in Party A’s warehouse on site, Party B may issue the Authorization for Business Handling to entrust Party A’s staff handle relevant business on its behalf. Party B shall bear all fees (including express fee and packing fee) arising from the handling by Party A’s staff, as well as rights and obligations on relevant businesses to be handled by the authorized person within the validity period of authorization specified in the Authorization for Business Handling.

1.6       Handling of return of goods

1.6.1                     Return of batch defective goods

If the goods delivered by Party B are inspected as substandard in batch and should be returned, Party B shall directly complete formalities of return of goods with Party A’s receiving office in charge of its materials, and the Return Note signed by handlers of the two parties shall serve as certificate of handover of physical materials. Party B shall have Release Note issued by the designated person of Party A upon presentation of the copy of Return Note for supplier. Financial payment shall be settled upon presentation of Return Note.

1.6.2 Other types of return of goods

For defective goods found (generated) after passing Party A’s inspection and entering warehouse, Party B shall directly complete formalities of return of goods with Party A’s warehouse administration office in charge of its spoiled materials, and the Return Note signed by handlers of the two parties shall serve as certificate of handover of physical materials. Party B shall have Release Note issued by the designated person of Party A upon presentation of the copy of Return Note for supplier. Financial payment shall be settled upon presentation of Return Note.

Any dispute arising from performance of this Agreement shall be settled through negotiation between the two parties, or should the negotiation fail, be referred to the court of Party A’s location for ruling.

Matters not covered herein shall be subject to other agreements signed by the two parties.

This Agreement shall be executed in two counterparts, with one held by either party respectively.

This Agreement shall be subject to the interpretation of Party A, and matters not covered shall be settled through negotiation between the two parties.

This Agreement shall take effect upon affixing of signatures and seals of representatives of the two parties.